American Express

American Enterprise Life

Platinum  Variable Annuity Application
American  Enterprise Life
Insurance Company
Administrative Offices:
80 South Eighth Street
P.O. Box 534
Minneapolis,  MN 55440

1
Annuitant Full Name (First, Middle Initial, Last)

Address (Street Address or P.O. Box, City, State, Zip)

Phone Number ( )

Sex         Date of Birth           Social Security Number
  _ M       (Month/Day/Year)        (Tax Identification Number)
  _ F       / /

2
Owner (check one)
_ Same as Annuitant (Do not complete owner information below) _ Joint with Annuitant (Spouse only) --Not available for IRA
_ Other

Full Name (First, Middle Initial, Last)

Address (Street Address or P.O. Box, City, State, Zip)

Relationship to the annuitant

Phone Number ( )

Sex         Date of Birth           Social Security Number
  _ M       (Month/Day/Year)        Tax Identification Number)
  _ F        / /

For joint spousal owners, the annuitant's Social Security number will be used for tax reporting purposes unless you specify otherwise under Remarks.

3
Primary Beneficiary (Name, relationship to the Annuitant; if unrelated, include Social Security number and date of birth)

Contingent Beneficiary (Name, relationship to the Annuitant; if unrelated, include  Social  Security  number  and  date  of  birth)

4
Annuity Plan (check one)
  _ Nonqualified Annuity
  _ Individual Retirement Annuity (IRA)
  _ Roth IRA

If IRA or Roth IRA (check and complete applicable types)
  _ Regular/Contributory: Amount $______ for _____ (year)
  _ Regular/Contributory: Amount $______ for _____ (year)
  _ SEP-IRA: Amount $______ for _____ (year)
  _ SEP-IRA: Amount $______ for _____ (year)
  _ Rollover: Amount $______
  _ Trustee to Trustee: Amount $______
  _ Roth IRA Conversion: Amount $______

5
Death Benefit Option
If you and annuitant are under Age 76, check one. If older, Option B applies.
  _ Option A - Maximum Anniversary Value
  _ Option B - Maximum 5th Anniversary Value

6
Purchase Payments
Initial Purchase Payment $ ______________________________________
Payment Allocation*:

____% AEL Fixed Account
____% AIM V.I. Capital Appreciation
____% AIM V.I. International Equity
____% AIM V.I. Value
____% Dreyfus Disciplined Stock
____% Dreyfus Small Company
____% Dreyfus Socially Responsible
____% AXP SM VP New Dimensions
____% AXP SM VP Extra Income
____% AXP SM VP Managed
____% AXP SM VP Cash Management
____% AXP SM VP Bond
____% Oppenheimer Global Securities Fund/VA
____% Oppenheimer Main Street Growth & Income Fund/VA
____% Oppenheimer Strategic Bond Fund/VA
____% Putnam VT Growth & Income
____% Putnam VT International Growth & Income
____% Putnam VT Vista
____% Catholic Values Equity Investment Portfolio
____% Wright International Blue Chip
____% Wright Selected Blue Chip

*Must be whole numbers. Your above payment allocation instructions will remain in effect for any future payments you make until you change your instructions.

7
Replacement Will the annuity applied for replace any existing insurance or
annuity?   _ Yes   _ No

If yes, provide details -- company, contract number, amount, reason -- under Remarks.

8
Remarks and Special Instructions
(Including special mailing instructions)

9
It Is Agreed That:

1. All statements and answers given above are true and complete to the best of my/our knowledge.
2. Only an officer of American Enterprise Life Insurance Company can modify any annuity contract or waive any requirement in this application.
3. If joint spousal owners are named, ownership will be in joint tenancy with right of survivorship unless prohibited by state of settlement or specified otherwise in Remarks above.
4. I/we acknowledge receipt of current prospectuses for the variable annuity and any funds involved.
5. I/we understand that earnings and values, when based on the investment experience of a variable fund, portfolio, account or subaccount, are not guaranteed and may both increase and decrease.

Signatures

Location (City/State)

Annuitant Signature

Owner Signature (if other than annuitant)

Date

Licensed  Agent  Signature

Joint Owner (if any)  Signature

Please complete agent  information on reverse side.

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10
Agent's Report (Type or Print)

Agent's Name _________________________________________________________

Agent's Social Security Number-------------------------------------

Agency Name and Number (if
applicable)____________________________________________________________________

Telephone Number ( )_________________________________________

Fax Number ( ) ------------------------------------------------

Branch Address _______________________________________________________

Sale Location__________________________________________________________

I hereby certify that I personally solicited this application; that the application and this report are complete and accurate to the best of my knowledge and belief. To the best of my knowledge and belief, this application _ does _ does not involve replacement of existing life insurance or annuities. (If replacement is involved, I have provided details -- company, contract number, amount, reason -- under Remarks and have completed any state replacement requirements including any required state replacement forms).

X
Licensed Agent Signature